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                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To CareScience, Inc.:


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP


Philadelphia, Pa,
June 26, 2000